                                            Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

FOR IMMEDIATE RELEASE
August 26, 2011

NORFOLK SOUTHERN ANNOUNCES PRIVATE EXCHANGE OFFERS

NORFOLK, VA. — Norfolk Southern Corporation (the "Company") announced today the commencement of offers to certain eligible holders (together, the "Exchange Offers") of the Company's outstanding debt securities listed in the table below (together, the "Existing Notes") to exchange Existing Notes for consideration consisting of cash and up to $600,000,000 combined aggregate principal amount of: (1) the Company's new Notes due 2041 (the "2041 Notes") or, in the alternative (the "2111 Option"), in the case of the 7.90% Notes due 2097 (the "2097 Notes") only, (2) the Company's 6.00% Senior Notes due 2111 (the "2111 Notes" and, together with the 2041 Notes, the "New Notes"), in the proportions set forth in the table below, the complete terms of which are set forth in an offering memorandum, dated today (the "Offering Memorandum"), and the related letter of transmittal, dated today (together with the Offering Memorandum, the "Offering Documents").

The table below indicates each series of Existing Notes included in the Exchange Offers:

Cusip Numbers	Title of Security	Principal Amount Outstanding	Acceptance Priority Level (3)	Fixed Spread (Basis points) (4)	Composition of Total Exchange Consideration (6)		Early Exchange Premium (1)	Hypothetical Exchange Consideration (1)(2)(6)	Hypothetical Total Exchange Consideration (1)(2)(6)(7)
					New Notes (5)	Cash (6)

655844AK4	7.90% Notes due 2097	$350,000,000	1	+195	75% in 2111 Notes	25%	$30.00	$1,391.17	$1,421.17

655844AK4	7.90% Notes due 2097	$350,000,000	1	+175	85%	15%	$30.00	$1,443.23	$1,473.23

655844AF5	7.05% Notes due 2037	$716,600,000	2	+115	80%	20%	$30.00	$1,310.03	$1,340.03

655844AQ1	7.25% Notes due 2031	$500,008,000	3	+100	75%	25%	$30.00	$1,308.93	$1,338.93

655844AJ7	7.80% Notes due 2027	$440,000,000	4	+95	75%	25%	$30.00	$1,332.20	$1,362.20
________________________________
(1)	Per $1,000 principal amount of Existing Notes.
(2)
See Annex B to the Offering Memorandum for details regarding the calculation of the hypothetical Exchange Consideration and Total Exchange Consideration for the Existing Notes tendered on or before the Early Exchange Date.

(3)
All Existing Notes tendered for exchange in an Exchange Offer on or before the Early Exchange Date (as defined below) will have priority over Existing Notes that are tendered for exchange after the Early Exchange Date.

(4)
The Reference United States Treasury Security for determining the Total Exchange Consideration for all the Existing Notes is the 4.375% United States Treasury due May 15, 2041 (the “Reference Treasury”).

(5)	Except as otherwise indicated, the New Notes that tendering holders will receive will be the 2041 Notes.
(6)
Does not reflect any accrued and unpaid interest. The Company will pay accrued and unpaid interest on the Existing Notes up to, but not including the applicable Settlement Date (as defined below) provided that for the 2097 Notes tendered for 2111 Notes, such payment will be net of accrued and unpaid interest on such 2111 Notes from their original date of issuance (May 23, 2011).

(7)
The Total Exchange Consideration includes the Early Exchange Premium (as defined below). Holders who validly tender Existing Notes after the Early Exchange Date but on or before the Expiration Date will not receive the Early Exchange Premium.

The combined aggregate principal amount of New Notes to be issued pursuant to the Exchange Offers will be subject to a maximum amount of $600,000,000 aggregate principal amount (the "Overall Issue Amount"), and the principal amount of 2111 Notes to be issued pursuant to one of the Exchange Offers for the 2097 Notes will be subject to a maximum amount of $200,000,000 aggregate principal amount (the "2111 Maximum Issue Amount"). In addition,

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

the principal amount of each series of Existing Notes that is accepted pursuant to the Exchange Offers will be subject to the "acceptance priority level" (in numerical priority order) of such series as set forth in the table above and as further described in the Offering Documents.

All Existing Notes that are tendered for exchange in an Exchange Offer on or before the Early Exchange Date will have priority over Existing Notes that are tendered for exchange after the Early Exchange Date. If the principal amount of Existing Notes validly tendered on or before the Early Exchange Date constitutes a principal amount of Existing Notes that, if accepted by the Company, would result in the Company issuing New Notes having an aggregate principal amount equal to or in excess of the Overall Issue Amount, the Company will not accept any Existing Notes tendered for exchange after the Early Exchange Date (even if they are of acceptance priority level 1). Similarly, if the principal amount of 2097 Notes validly tendered on or before the Early Exchange Date for which the 2111 Option is elected constitutes a principal amount of such 2097 Notes that, if accepted by the Company, would result in the Company issuing 2111 Notes having an aggregate principal amount equal to or in excess of the 2111 Maximum Issue Amount, the Company will not issue any additional 2111 Notes after the Early Settlement Date.

The following is a summary of certain key elements of the planned Exchange Offers:

•	The Exchange Offers will expire at 11:59 p.m., New York City time, on September 23, 2011, unless extended by the Company (the "Expiration Date").

•
The Total Exchange Consideration for each $1,000 principal amount of Existing Notes tendered for exchange and accepted by the Company will equal the discounted value on the Early Settlement Date of the remaining payments of principal and interest (excluding accrued and unpaid interest to, but not including, the Early Settlement Date) per $1,000 principal amount of the tendered series of Existing Notes through the maturity date of such series of Existing Notes, using a yield equal to the sum of (a) the bid-side yield on the Reference Treasury, as of 11:00 a.m., New York City time, on September 9, 2011, unless extended by the Company (the "Pricing Date"), as displayed on the Bloomberg Government Pricing Monitor page PX1 plus (b) the fixed spread specified in the table above for the applicable tender of such series of Existing Notes.

o
The value of the 2111 Notes will be determined using the same convention as above and using a yield equal to the sum of the Reference Treasury plus 200 basis points and such value will be used in the formula for determining the 2111 Notes Exchange Ratio that is applied in calculating the principal amount of 2111 Notes that will be issued in exchange for 2097 Notes, as described in the Offering Documents.

	o	The Company will pay interest on the 2041 Notes at a rate per annum equal to the bid-side yield on the Reference Treasury on the Pricing Date, plus a fixed spread of 155 basis points.

•	The Total Exchange Consideration will include an "Early Exchange Premium" of $30.00 per $1,000 principal amount of Existing Notes tendered and accepted for exchange.

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

•
The Total Exchange Consideration or the Exchange Consideration, as applicable, for each $1,000 principal amount of the Existing Notes, will be payable in cash and New Notes as further described in the Offering Documents.

•
Settlement for Existing Notes tendered on or before the Early Exchange Date and accepted by the Company is expected to be September 14, 2011, unless extended by the Company (the "Early Settlement Date"). Settlement for Existing Notes tendered and accepted after the Early Exchange Date is expected to be September 27, 2011, unless extended by the Company (the "Final Settlement Date").

•
Eligible holders who validly tender and who do not validly withdraw their Existing Notes at or prior to 5:00 p.m., New York City time, on September 9, 2011, unless extended by the Company (the "Early Exchange Date"), and whose tenders are accepted for exchange by the Company, will receive the Total Exchange Consideration for each $1,000 principal amount of Existing Notes.

•
Eligible holders who validly tender Existing Notes after the Early Exchange Date but prior to the Expiration Date, and whose Existing Notes are accepted for exchange by the Company, will receive the "Exchange Consideration," which is the Total Exchange Consideration minus the Early Exchange Premium of $30.00 per $1,000 principal amount at maturity of Existing Notes tendered and accepted for exchange.

•
The 2111 Notes will constitute a further issuance of, and form a single series with, the Initial 2111 Notes that the Company issued on May 23, 2011, although they will be initially issued with a different CUSIP number and will be subject to restrictions on transfer imposed by applicable U.S. federal securities laws.

•
The cash payable to each holder whose Existing Notes are accepted for exchange will be adjusted as applicable by the accrued and unpaid interest on those Existing Notes and New Notes, to but not including the applicable Settlement Date.

•
Tenders of Existing Notes in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 9, 2011, unless extended by the Company (the "Withdrawal Deadline"), but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law.

•
Consummation of the Exchange Offers is subject to a number of conditions, including, in the case of the Exchange Offers involving the 2041 Notes, the issuance of at least $250,000,000 aggregate principal amount of 2041 Notes and the absence of certain adverse legal and market developments.

•	The Company will not receive any cash proceeds from the Exchange Offers.

•	Subject to applicable law, the Company may in its absolute discretion terminate any Exchange Offer for any reason or for no reason.

If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws.  The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will enter into a registration rights agreement with

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

respect to the New Notes. The New Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

The Exchange Offers are only made, and copies of the documents relating to the Exchange Offers will only be made available, to a holder of Existing Notes who has certified in an eligibility letter certain matters to the Company, including its status as a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or who is a person other than a "U.S. person" as defined in Rule 902 under the Securities Act. Holders of Existing Notes who desire access to the electronic eligibility form should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 848-3416 (U.S. Toll-free) or (212) 269-5550 (Collect). Holders that wish to receive the Offering Documents can certify eligibility at http://www.dfking.com/norfolksouthern

This news release does not constitute an offer or an invitation by the Company to participate in the Exchange Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Norfolk Southern Corporation (NYSE: NSC) is one of the nation's premier transportation companies. Its Norfolk Southern Railway subsidiary operates approximately 20,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal and industrial products.

Forward-Looking Statements

This release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern will consummate the offering.  Forward-looking statements reflect management's good-faith evaluation of information currently available.  However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which management has little or no control, including: legislative and regulatory developments; transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; general economic conditions; impacts of environmental regulations on utility coal customers and/or the value of certain of Norfolk Southern's assets; competition and consolidation within the transportation industry; the operations of carriers with which it interchanges; disruptions to its technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; results of litigation; natural events such as severe weather, hurricanes, and floods; unavailability of qualified personnel due to unpredictability of demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; and changes in securities and capital markets.  Information concerning potential factors that could affect Norfolk Southern's financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its other periodic reports filed with the Securities and Exchange Commission.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  Norfolk Southern undertakes no obligation to update or revise forward-looking statements.

Norfolk Southern Corporation, Three Commercial Place, Norfolk, Va. 23510-2191

Norfolk Southern contacts:
Media: Robin Chapman, 757-629-2713 (robin.chapman@nscorp.com)
Investors: Michael Hostutler, 757-629-2861 (michael.hostutler@nscorp.com)